Exhibit 5.7

EMMETT BERRYMAN	October 11, 2017	SENDER’S E-MAIL:
eberryman@lmlawyers.com

CoreCivic, Inc.

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Ladies and Gentlemen:

We have acted as special Texas counsel to the entities listed on Schedule I (collectively, the “Texas Subsidiary Guarantors”), in connection with the Texas Subsidiary Guarantors’ proposed guarantees (collectively, the “Debt Guarantees”) of debt securities (collectively, the “Debt Securities”) to be issued from time to time by CoreCivic, Inc., a Maryland corporation (“CoreCivic” or the “Issuer”), pursuant to forms of senior and subordinated notes indentures (as may be executed, amended or supplement from time to time, collectively, the “Indentures”) that were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Issuer’s registration statement on Form S-3 (as such has been or may hereafter be amended, supplemented, modified, renewed, extended and/or restated from time to time, the “Registration Statement”) on or about May 15, 2015.

In rendering our opinions herein, we have relied with respect to factual matters, solely upon the Officers’ Certificates (defined below), and certificates of public officials referred to below. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

(a)	Certificate of Formation of ACS Corrections of Texas, L.L.C.;

(b)	Operating Agreement of ACS Corrections of Texas, L.L.C.;

(c)	Certificate of Formation of Avalon Corpus Christi Transitional Center, LLC;

(d)	Certificate of Amendment to Certificate of Formation of Avalon Corpus Christi Transitional Center, LLC;

(e)	Operating Agreement of Avalon Corpus Christi Transitional Center, LLC;

(f)	Certificate of Formation of Avalon Transitional Center Dallas, LLC;

(g)	Certificate of Amendment to Certificate of Formation of Avalon Transitional Center Dallas, LLC;

CoreCivic, Inc.

October 11, 2017

(h)	Operating Agreement of Avalon Transitional Center Dallas, LLC;

(i)	Certificate of Formation of EP Horizon Management, LLC;

(j)	Operating Agreement of EP Horizon Management, LLC;

(k)	the Status Certificates (as defined in subpart (v) below); and

(l)	the Evidences (as defined in subpart (vii) below).

Items (a) through (l) above are collectively referred to herein as the “Corporate Documents.”

In addition we have examined and relied upon the following:

(i) with respect to each Texas Subsidiary Guarantor that is a limited liability company, certificates from the Secretary of such Texas Subsidiary Guarantor certifying in each instance as to true and correct copies of the certificate of formation and limited liability company agreement of such Texas Subsidiary Guarantor and resolutions of the sole member of such Texas Subsidiary Guarantor authorizing the Guarantees by such Texas Subsidiary Guarantor to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform their obligations under the Debt Guarantees (each an “Officers’ Certificate”);

(ii) with respect to each Texas Subsidiary Guarantor that is a limited liability company, a certificate dated October 6, 2017, issued by the Office of the Secretary of State of Texas, attesting to the limited liability company status of such Texas Subsidiary Guarantor in Texas (collectively, the “Status Certificates”);

(iii) with respect to each Texas Subsidiary Guarantor, evidence of franchise tax account status, dated October 10, 2017, from the Comptroller of Public Accounts of the State of Texas (collectively, the “Evidences”); and

(iv) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

(v) In rendering the opinions set forth below, we have, with your consent, relied only upon examination of the documents described above and have made no independent verification or investigation of the factual matters set forth herein or therein. We did not participate in the negotiation or preparation of the Registration Statement or the Indentures and have not advised the Issuer or the Texas Subsidiary Guarantors with respect to such documents or transactions contemplated thereby.

(vi) With your permission, as to questions of fact material to this Opinion and without independent verification with respect to the accuracy of such factual matters, we have relied upon the Registration Statement, the Indentures, certificates of public officials and of officers and representatives of the Issuer and the Texas Subsidiary Guarantors and the accuracy of the public record. We have made no independent investigation of any statements, warranties and representations made by the Texas Subsidiary Guarantors in the Indentures or any related matters. With the exception of the Corporate Documents, we have not examined the books and records of the Texas Subsidiary Guarantors.

CoreCivic, Inc.

October 11, 2017

Assumptions Underlying Our Opinions

For purposes of this Opinion, we have assumed, with your approval and without independent investigation, the following:

(a) No fraud, mistake, undue influence, duress or criminal activity exists with respect to the Corporate Documents, Registration Statement, Indentures or any of the matters relevant to the opinions rendered herein;

(b) The genuineness of all signatures;

(c) The legal capacity of natural persons;

(d) The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies; and

(e) The authenticity of the originals of such copies.

As to all questions of fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuer and the Texas Subsidiary Guarantors and have assumed that such matters remain true and correct through the date hereof.

Our Opinions

Subject to the assumptions, exceptions and limitations hereinabove and hereinafter stated, it is our opinion that:

(1) Based solely upon its Status Certificate and the applicable Evidence, each Texas Subsidiary Guarantor is a validly existing limited liability company in good standing under the laws of the State of Texas.

(2) When (i) the issuance and terms of any Debt Guarantees by the Texas Subsidiary Guarantors and the terms of the offering thereof have been (A) duly established in conformity with the applicable indenture or any supplemental indenture thereto, so as not to violate applicable law, or rule or regulation thereunder applicable to the Texas Subsidiary Guarantors, affect the enforceability of such Debt Guarantees or result in a default under or breach of any agreement or instrument binding on the Texas Subsidiary Guarantors, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Texas Subsidiary Guarantors and (B) duly authorized by proper action of the in accordance with the Corporate Documents of the Texas Subsidiary Guarantors, and (ii) such Debt Guarantees have been duly executed, authenticated, issued, and delivered in accordance with any applicable underwriting agreement, the applicable indenture and any supplemental indenture thereto and issued and sold as contemplated in that certain Post-Effective Amendment No. 1 to the Registration Statement, the Registration Statement, the prospectus contained within the Registration Statement and any prospectus supplement relating thereto, the Texas Subsidiary Guarantors will:

a.	Have the limited liability company power and authority to execute, deliver and perform their respective obligations under the applicable indenture, any supplemental indenture and the Debt Guarantees to the extent any Texas Subsidiary Guarantors is a party thereto; and

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October 11, 2017

b.	The Debt Guarantees, upon being duly authorized by all necessary limited liability company action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for limited liability company law purposes by each of the Texas Subsidiary Guarantors.

Qualifications and Limitations

This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time based solely upon laws, rulings and regulations in effect on the date hereof; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

We are qualified to practice law in the State of Texas, and we express no opinions as to the laws of other jurisdictions other than to the laws of the State of Texas, as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Miscellaneous

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus or any prospectus supplement pursuant to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

LIECHTY, McGINNIS, BERRYMAN & BOWEN, LLP, a Texas limited liability partnership

By:	/s/ Emmett W. Berryman
Emmett W. Berryman, Partner

CoreCivic, Inc.

October 11, 2017

Schedule I

Texas Subsidiary Guarantors

Name of Texas Subsidiary Guarantor	State of Organization

ACS Corrections of Texas, L.L.C.	TX

Avalon Corpus Christi Transitional Center, LLC	TX

Avalon Transitional Center Dallas, LLC	TX

EP Horizon Management, LLC	TX